UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)   January 19, 2009

GULFSTREAM INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33884	20-3973956
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3201 Griffin Road, 4th Floor

Fort Lauderdale, Florida 33312

(Address of principal executive offices)

(954) 985-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

At a meeting held on January 19, 2009, the Compensation Committee of the Board of Directors of Gulfstream International Group, Inc. (the “Company”) approved grants of stock options to certain officers of the Company as set forth below. The option grants are for the purchase of a total of 60,000 shares of common stock of the Company at an exercise price equal to the fair market value on the date of grant, or $2.00 per share. The options vest 20% on the date of grant and 20% on each of the first four anniversaries of the date of grant.

Name	Title	Option Shares
Robert M. Brown	Chief Financial Officer	20,000
Thomas P. Cooper	Senior Vice President, Legal Affairs	10,000
David F. Hackett	Chief Executive Officer and President	30,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULFSTREAM INTERNATIONAL GROUP, INC.

Date: January 23, 2009	By	/s/ Robert M. Brown
Robert M. Brown Chief Financial Officer